Exhibit 99.1

Contact:	Frank Guidone, CEO (757) 766-4400 Boutcher & Boutcher Investor Relations Aimee Boutcher or Daniel Boutcher (973) 239-2878

FOR IMMEDIATE RELEASE

Measurement Specialties Announces CFO Resignation

Hampton, VA, July 14, 2006 - Measurement Specialties, Inc. (NASDAQ: MEAS), a designer and manufacturer of sensors and sensor-based systems, announced today that John Hopkins, Chief Financial Officer, has resigned from the Company effective August 1, 2006, for personal reasons.

Frank Guidone, Company CEO commented, “John has been with us since July 2002. He was an active participant in our turnaround, as well as in our growth and acquisitions. We wish him the very best in his future endeavors.”

Frank Guidone will fill the role of acting CFO until a permanent replacement is named.

About Measurement Specialties. Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics. MEAS uses multiple advanced technologies - including piezoresistive, electro-optic, electro-magnetic, capacitive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezoelectric polymers and strain gauges - to engineer sensors that operate precisely and cost effectively.

Company Contact: Frank Guidone, CEO, (757) 766-4400
Investor Contact: Aimee Boutcher or Daniel Boutcher, (973) 239-2878